Exhibit 21
CAESARS GROWTH PROPERTIES HOLDINGS, LLC
LIST OF SUBSIDIARIES
As of February 14, 2017

Name	Jurisdiction of Incorporation
3535 LV NewCo, LLC	Delaware
Caesars Enterprise Services, LLC[1]	Delaware
Caesars Growth Bally’s LV, LLC	Delaware
Caesars Growth Cromwell, LLC	Delaware
Caesars Growth Harrah’s New Orleans, LLC	Delaware
Caesars Growth Laundry, LLC	Delaware
Caesars Growth PH Fee, LLC	Delaware
Caesars Growth PH, LLC	Delaware
Caesars Growth Properties Finance, Inc.	Delaware
Caesars Growth Quad, LLC	Delaware
Corner Investment Company, LLC	Nevada
Corner Investment Holdings, LLC	Delaware
Corner Investment Propco, LLC	Delaware
FHR NewCo, LLC	Delaware
Flamingo-Laughlin NewCo, LLC	Delaware
Jazz Casino Company, LLC	Louisiana
JCC Fulton Development, LLC	Louisiana
JCC Holding Company II LLC	Delaware
Laundry Newco, LLC	Delaware
LVH NewCo, LLC	Delaware
Parball NewCo, LLC	Delaware
PHWLV, LLC	Nevada
TSP Owner, LLC	Delaware

[1]	69% Caesars Entertainment Operating Company, Inc.: 20.2% Caesars Entertainment Resort Properties, LLC; 10.8% Caesars Growth Properties Holdings, LLC